Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 43, National Trust 291 and  Pennsylvania Trust 119:

We consent to the use of our report dated January 24, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
January 24, 2002